                                                                    Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1993 Stock Plan, of our report dated August 10, 2001, with respect to the consolidated financial statements of Neurobiological Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.






                                                           /s/ Ernst & Young LLP

Palo Alto, California
December 14, 2001